UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐                             Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Vineyard National Bancorp

(Name of Registrant as Specified In Its Charter)

Jon Salmanson

Norman Morales

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholders of Vineyard National Bancorp:

Jon Salmanson and Norman Morales are seeking your support at the upcoming 2008 Annual Meeting of Shareholders of Vineyard National Bancorp (“Vineyard” or the “Company”), which is scheduled to be held on Tuesday, August 5, 2008 at 2:00 p.m., Pacific Daylight time, at the Doubletree Hotel Ontario, 222 North Vineyard Avenue, Ontario, California 91764, including any adjournments or postponements thereof and any special meeting that may be called in lieu thereof (the “2008 Annual Meeting”), to take the following actions:

1.	To vote “FOR” the election of Thomas Koss II, Douglas Kratz, Cynthia Harriss, Norman Morales, Harice “Dev” Ogle, Lester Strong, and Glen Terry (collectively the “Participants’ Nominees”) to the board of directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified (Please refer to Page 13 – “Proposal 1 Election of Directors – Background of the Participants’ Nominees” for expanded information);

2.	To vote “FOR” the Company’s proposal to ratify the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2008; and

3.	To vote any other business that may properly come before the 2008 Annual Meeting and any adjournment thereof.

The enclosed proxy statement and WHITE proxy card are first being furnished to you on or about July 8, 2008 in connection with the solicitation of proxies by Jon Salmanson and Norman Morales for use at the 2008 Annual Meeting. Our proxy seeks to elect the Participants’ Nominees instead of the seven nominees proposed by Vineyard in the Company’s proxy statement. We are proposing a change in the membership of the Company’s board of directors because we believe it is in the best interest of Vineyard’s shareholders that the Company completes the plans initially put in place and consistently communicated to the investment community during the tenure of Norman Morales, the Company’s former President and Chief Executive Officer. We believe this continuity, despite recent economic challenges, will assist in our plans for the restoration of shareholder value that has declined during the past several months.

The Participants’ Nominees, if elected to the Company’s board of directors, will serve as directors with fiduciary responsibilities towards all shareholders of the Company, and will intend to implement the following strategies and objectives:

1.	Reduce the Overall Risk Profile of the Company;

2.	Rebalance the Loan Portfolio;

3.	Enhance Liquidity and Reduce Funding Costs;

4.	Review Corporate Reallocation and Reorganization;

5.	Restore, Stabilize and Liquify Capital;

6.	Address Asset Quality, Nonperforming Loans and Foreclosed Property Disposition; and

7.	Diversify Alternative Operating Revenue Channels.

These strategies and objectives are discussed in more detail in the accompanying proxy statement. Thomas Koss II, Douglas Kratz, Cynthia Harriss, Norman Morales, Harice “Dev” Ogle, Lester Strong and Glen Terry are each committed to acting in the best interest of the Company’s shareholders and each has agreed to being named in this proxy statement and, if elected, to serve on the Company’s board of directors.

This year you have a choice of candidates. The future of the Company’s business and therefore the value of your investment in the Company depends on your vote. You are encouraged to sign the WHITE card and vote for the Participants’ Nominees.

IMPORTANT

WE URGE YOU TO CAREFULLY CONSIDER THE INFORMATION CONTAINED IN THE ENCLOSED PROXY STATEMENT AND THEN SUPPORT OUR EFFORTS BY USING THE “WHITE” PROXY CARD TO VOTE “FOR” THE ELECTION OF EACH OF THE PARTICIPANTS’ NOMINEES AND “FOR” THE APPROVAL OF EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

IF YOUR SHARES WERE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON JUNE 20, 2008, THE RECORD DATE FOR THE 2008 ANNUAL MEETING, ONLY SUCH BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION CAN VOTE YOUR SHARES. ACCORDINGLY, PLEASE VOTE YOUR SHARES ACCORDING TO THE VOTING INSTRUCTIONS PROVIDED BY YOUR NOMINEE OR CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO VOTE ON YOUR BEHALF USING THE WHITE PROXY CARD AS SOON AS POSSIBLE.

WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARD SENT TO YOU BY VINEYARD. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED WHITE PROXY CARD, WHICH IS INCLUDED HEREIN, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE “QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION” IN THE ACCOMPANYING PROXY STATEMENT.

If you have any questions or require any assistance in executing your proxy, please contact:

Georgeson Inc.

199 Water Street, 26th floor

New York, NY 10038

Shareholders call toll-free: 1-866-391-7001

Banks and Brokerage Firms call collect: 1-212-440-9800

Only holders of record as of the close of business on June 20, 2008, the record date set by the Company’s board of directors with respect to the 2008 Annual Meeting, are entitled to attend and to vote at, the 2008 Annual Meeting. You are requested to furnish the undersigned with the WHITE proxy card to vote “FOR” the election of each of the Participants’ Nominees and “FOR” the approval of each of the proposals described in the enclosed proxy statement.

Thank you for your support,

Jon Salmanson

Norman Morales

PROXY STATEMENT

OF

JON SALMANSON AND NORMAN MORALES

2008 ANNUAL MEETING OF SHAREHOLDERS

OF

VINEYARD NATIONAL BANCORP

This proxy statement and the enclosed WHITE proxy card are being furnished to shareholders of Vineyard National Bancorp (“Vineyard” or the “Company”) by Jon Salmanson and Norman Morales (“Solicitors,” “we” or “us”), in connection with the solicitation of proxies from the Company’s shareholders to be used at the 2008 annual meeting of shareholders, including any adjournments or postponements thereof and any special meeting that may be called in lieu thereof (the “2008 Annual Meeting”). The 2008 Annual Meeting is scheduled to be held at the Doubletree Hotel Ontario, 222 North Vineyard Avenue, Ontario, California 91764, on Tuesday, August 5, 2008, at 2:00 p.m., Pacific Daylight time. The principal executive offices of the Company are located at 1260 Corona Pointe Court, Corona, California 92879.

This proxy statement and the WHITE proxy card are first being furnished to you on or about July 8, 2008. Shareholders who are record holders at the close of business on June 20, 2008, the record date set by the Company with respect to the 2008 Annual Meeting (“Record Date”), will be entitled to vote at the 2008 Annual Meeting. The Company has stated that as of the Record Date there were 10,164,852 shares issued and outstanding and entitled to vote at the 2008 Annual Meeting (the “Common Stock”).

This proxy statement and the enclosed WHITE proxy card are being furnished to the Company’s shareholders by Jon Salmanson and Norman Morales in connection with the solicitation of proxies for the following:

1.	To vote “FOR” the election of Thomas Koss II, Douglas Kratz, Cynthia Harriss, Norman Morales, Harice “Dev” Ogle, Lester Strong and Glen Terry (collectively the “Participants’ Nominees”) to the board of directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified (Please refer to Page 13 – “Proposal 1 Election of Directors – Background of the Participants’ Nominees” for expanded information);

2.	To vote “FOR” the Company’s proposal to ratify the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2008; and

3.	To vote any other business that may properly come before the 2008 Annual Meeting and any adjournment there of for your approval.

The Solicitors have nominated Thomas Koss II, Douglas Kratz, Cynthia Harriss, Norman Morales, Harice “Dev” Ogle, Lester Strong and Glen Terry, to be elected to Vineyard’s board of directors. We are soliciting your proxy for the 2008 Annual Meeting in support of the election of the Participants’ Nominees as directors of Vineyard. The Participants’ Nominees are committed to work to enhance the Company’s shareholder value. We believe a vote “FOR” the Participants’ Nominees will enable you, as the owners of the Company, to enhance the value of your Common Stock of Vineyard.

Jon Salmanson is the beneficial owner, as of June 20, 2008, of 107,248 shares of Common Stock, representing in the aggregate approximately 1.05 percent of the Common Stock issued and outstanding as of June 20, 2008. Norman Morales is the beneficial owner, as of June 20, 2008, of 321,292 shares of Common Stock, representing in the aggregate approximately 3.16 percent of the Common Stock issued and outstanding as of June 20, 2008 (based on the information disclosed in the Company’s proxy statement, filed with the Securities and Exchange Commission).

The Participants (as defined below) intend to vote all of their Common Stock at the 2008 Annual Meeting: (1) “FOR” the election of the Participants’ Nominees to the Company’s board of directors, (2) “FOR” the

Company’s proposal to ratify the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2008, and (3) to grant discretionary authority to the proxy holders to vote on all matters as may properly come before the 2008 Annual Meeting for the approval of the Company’s shareholders.

The solicitation outlined in this proxy statement is being made by Jon Salmanson and Norman Morales (the “Solicitors,” and together with the Participants’ Nominees, the “Participants” in the solicitation described in this proxy statement). Information concerning the Participants is provided in this proxy statement under the headings “PROPOSAL 1 ELECTION OF DIRECTORS—BACKGROUND OF THE PARTICIPANTS’ NOMINEES,” “—OTHER INFORMATION ABOUT THE PARTICIPANTS’ NOMINEES,” and the Annexes to this proxy statement.

IMPORTANT NOTE:

You should rely only on the information contained in this proxy statement to vote for the Participant’s Nominees and to approve each of the proposals described in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 7, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary. All information relating to any person other than the Participants is given only to the knowledge of the Solicitors.

The Solicitors are not aware of any proposals to be brought before the 2008 Annual Meeting other than the election of directors and the ratification of the appointment of KPMG LLP as the independent auditor for 2008. However, should other proposals, which the Solicitors are not aware of a reasonable time before this solicitation, be brought before the 2008 Annual Meeting, the persons named as proxies in the enclosed WHITE proxy card will vote on such matters in their discretion.

THIS SOLICITATION IS BEING MADE BY THE SOLICITORS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES OF COMMON STOCK YOU OWN. THE SOLICITORS URGE YOU TO VOTE FOR THE ELECTION OF THE PARTICIPANTS’ NOMINEES USING THE ENCLOSED WHITE PROXY CARD.

WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARD SENT TO YOU BY THE COMPANY.

IF YOU HAVE ALREADY VOTED THE COMPANY’S BLUE PROXY CARD, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY FOLLOWING THE VOTING INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2008 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2008 ANNUAL MEETING, OR BY VOTING IN PERSON AT THE 2008 ANNUAL MEETING. ALTHOUGH A REVOCATION IS EFFECTIVE IF DELIVERED TO THE COMPANY, THE SOLICITORS REQUEST THAT EITHER THE ORIGINAL OR PHOTOSTATIC COPIES OF ALL REVOCATIONS BE MAILED TO GEORGESON INC. AT 199 WALL STREET, 26TH FLOOR, NEW YORK, NY 10038.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. These statements may be identified by the use of forward-looking terminology such as the words “expects,” “intends,” “believes,” “anticipates” and other terms with similar meaning indicating possible future events or actions or potential impact on the business or stockholders of the Company. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the ability to successfully solicit sufficient proxies to elect the Participants’ Nominees to the Company’s board of directors, the ability of the Participants’ Nominees to improve the corporate governance and strategic direction of the Company, and other factors associated with the business of the Company, as described in the Company’s Quarterly Reports on Form 10-Q, current Reports on Form 8-K and Annual Reports on Form 10-K, which reports are available at no charge at the website of the Securities and Exchange Commission at http://www.sec.gov. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

Who is Making this Solicitation?

The solicitation outlined in this proxy statement is being made by Jon Salmanson and Norman Morales.

Why am I being asked to vote?

You are being asked to vote:

1.	“FOR” the election of Thomas Koss II, Douglas Kratz, Cynthia Harriss, Norman Morales, Harice “Dev” Ogle, Lester Strong and Glen Terry (collectively the “Participants’ Nominees”) to the board of directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified (Please refer to Page 13 – “Proposal 1 Election of Directors – Background of the Participants’ Nominees” for expanded information);

2.	“FOR” the Company’s proposal to ratify the appointment of KPMG LLP as independent public accounting firm for the year ending December 31, 2008; and

3.	On any other business that may properly come before the 2008 Annual Meeting and any adjournment thereof.

What is the recommendation of Jon Salmanson and Norman Morales?

The Solicitors recommend you use the WHITE proxy card:

1.	To vote “FOR” the election of Thomas Koss II, Douglas Kratz, Cynthia Harriss, Norman Morales, Harice “Dev” Ogle, Lester Strong and Glen Terry to the board of directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To vote “FOR” the Company’s proposal to ratify the appointment of KPMG LLP as independent public accounting firm for the year ending December 31, 2008; and

3.	To vote on any other business that may properly come before the 2008 Annual Meeting and any adjournment thereof.

What do I need to do now?

This proxy statement contains important information about the Company and the Participants. We urge you to read this proxy statement carefully, including its annexes. After carefully reading and considering the information set forth in this proxy statement, please vote your Common Stock held on the Record Date using the WHITE proxy card, or provide proper voting instructions with respect to such shares to your broker or other nominee, as soon as possible so that your Common Stock will be represented at the 2008 Annual Meeting.

Who may vote?

Shareholders of the Company, as recorded in the Company’s share register at the close of business on the June 20, 2008 Record Date may vote at the 2008 Annual Meeting for the election of seven directors to the Company’s board of directors and for the ratification of the appointment of KPMG LLP as the Company’s public accounting firm for the fiscal year ending December 31, 2008.

How many shares are outstanding?

According to the Company’s proxy statement filed with the Securities and Exchange Commission, there were 10,164,852 shares of Common Stock issued and outstanding as of the June 20, 2008 Record Date.

Who may attend the 2008 Annual Meeting?

All Company shareholders of record as of the June 20, 2008 Record Date may attend the 2008 Annual Meeting. If you hold your stock in street name, you may attend and vote in person at the 2008 Annual Meeting if you obtain a legal proxy from your broker or other nominees.

How do proxies work?

The Solicitors are asking you to appoint Jon Salmanson and Norman Morales as your proxy holders to vote your shares of Common Stock at the 2008 Annual Meeting. You make this appointment by voting the enclosed WHITE proxy card or by using one of the voting methods described below. Giving us your proxy means you authorize the proxy holders to vote your shares at the 2008 Annual Meeting according to the directions you provide and in the proxies’ discretion, as described herein. You may vote for all, some or none of our director candidates. You also may vote for or against the other voting proposals, or abstain from voting.

By voting the enclosed WHITE proxy card or through the telephone or Internet voting procedures described below, you also authorize your proxy holders to vote your Common Stock in their discretion on any matters not known by the Solicitors at the time this Proxy Statement was printed and that, under the Company’s Bylaws, may be properly presented for action at the 2008 Annual Meeting.

What votes are required?

Each holder of Common Stock will be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter properly submitted to a vote of the shareholders at the 2008 Annual Meeting. Please refer to “Proposal 1 Election of Directors – Background of the Participants’ Nominees” for additional information.

Proposal 1—Election of the Participants’ Nominees to the Company’s Board of Directors

The seven (7) candidates receiving the most votes from the Common Stock present and entitled to vote will be elected to the board of directors. The Solicitors recommend that you vote “FOR” the election of each of the Participants’ Nominees as a director of the Company.

In the election of directors, no shareholder shall be entitled to cumulate votes, unless before commencement of the voting such shareholder has given notice at the meeting, before the voting has begun, of his or her intention to cumulate votes. Therefore, if you wish to cumulate your votes for the Participants’ Nominees, you must give such notice. This way, all shareholders entitled to vote may cumulate their votes for each of the Participants’ Nominees, and may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s Common Stock is normally entitled, or distribute the shareholder’s votes on the same principle among any or all of the Participants’ Nominees, as you think fit.

You may vote FOR or WITHHOLD with respect to the election of directors. With respect to votes cast FOR the election of directors, absent specific instructions with respect to cumulative voting, the persons named as proxies in the accompanying WHITE proxy card will have full discretionary authority to vote the shares represented by any properly executed, returned and not revoked WHITE proxy card cumulatively among all or less than all of the seven Participants’ Nominees (other than any nominees for whom authority has been withheld) in the proxies’ discretion.

Proposal 2—Ratification of Selection of Independent Accounting Firm

The ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2008 requires the affirmative vote of a majority of the total votes present in person or by proxy and entitled to vote. The Solicitors recommend that you vote “FOR” this proposal.

What is a “quorum” and why is it necessary?

In order to conduct any business at the 2008 Annual Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the outstanding shares of Common Stock entitled to vote being present either in person or represented by proxy at the 2008 Annual Meeting. Abstentions, “withheld votes” and “broker non-votes” are counted as present and entitled to vote for purposes of determining if a quorum exists. Broker non-votes are shares held by brokers or nominees for which the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary power to decide how to vote the shares.

What happens if I fail to instruct my broker?

If you hold your shares in street name through a broker, bank or other custodian, only the broker, bank or other custodian can vote your shares, and only upon your specific instruction. Because this is a “contested” meeting, if you fail to instruct your broker, bank or other custodian on how to vote your shares, your broker, bank or other custodian will not be able to vote your shares.

What happens if I return a signed proxy without voting instructions?

If you executed your WHITE proxy but failed to provide specific instructions on how to vote, your Common Stock will be voted (1) “FOR” the election of each of the Participants’ Nominees, (2) “FOR” the ratification of KPMG LLP as the Company’s independent public accounting firm for the year ended December 31, 2008, and (3) to grant discretionary authority to the proxy holders to vote on all matters as may properly come before the 2008 Annual Meeting for approval by the shareholders.

What happens if I abstain from voting?

If you give instructions to abstain from voting, your shares will not be voted on any matter. Abstentions and non-votes by brokers and other nominees’ holders of record will have no effect on the outcome of the vote on Proposal 1 above and will have the same as a vote against Proposal 2 above.

How do I vote my shares?

If your shares are held in your name, you can vote by proxy as follows:

1. Vote by mail—Please sign, date and return the proxy card in the envelope provided, or mail to

Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038.

2. Vote by Telephone—Please call toll-free from the U.S. or Canada the phone number listed on your proxy card and follow the simple instructions provided. You will be required to provide the unique control number printed on your proxy card;

3. Vote by Internet—Please access the website listed on your proxy card and follow the simple instructions provided. You will be required to provide the unique control number printed on your proxy card; or

The telephone and Internet voting procedures use a control number that appears on your WHITE proxy card to authenticate you as a shareholder of record and to allow you to confirm that your voting instructions have been correctly recorded. Even if you plan to vote by Internet or telephone, we urge you to sign, date and return the WHITE proxy card today in the enclosed postage-paid envelope.

Your proxy voting instructions, whether by Internet, telephone or mail, cover all your Common Stock registered in your name.

How do I vote shares I hold through a nominee?

If you hold shares through someone else, such as a broker, bank or other custodian, you will receive voting material from that firm. You can complete the firm’s WHITE voting form and return it as requested by the firm. If the firm offers Internet or telephone voting, the voting form will contain instructions on how to access those voting methods.

If you hold your shares in a brokerage account or with a bank or other custodian, you will not be able to vote in person at the 2008 Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the 2008 Annual Meeting.

How do I revoke a proxy?

You may revoke your proxy before it is voted at the meeting by:

1. Delivering a second signed proxy card dated later than the first signed proxy card;

2. Voting at a later time by telephone or the Internet; or

3. Attending the 2008 Annual Meeting and voting in person.

If you hold your stock in street name, and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that holder’s procedures.

What do I do if I receive a blue proxy card from the Company?

Proxies on the blue proxy card are being solicited by the Company’s board of directors. If you submit a proxy to us by signing and returning the enclosed WHITE proxy card, do not sign or return the blue proxy card or follow any voting instructions provided by the Company’s board of directors unless you intend to change your vote, because only your latest-dated proxy will be counted at the 2008 Annual Meeting.

If you have already sent a blue proxy card to the Company for the matters to be voted on, you may revoke it and vote “FOR” the Participants’ Nominees by signing, dating and returning the enclosed WHITE proxy card or by voting by telephone or the Internet as described on the WHITE proxy card.

Should I submit a proxy if I plan to attend the 2008 Annual Meeting?

Whether you plan to attend the 2008 Annual Meeting or not, we urge you to sign, date and return a WHITE proxy card or vote by telephone or the Internet as described on the WHITE proxy card. Returning the enclosed WHITE proxy card by mail or voting by proxy by telephone or the Internet will not affect your right to attend the 2008 Annual Meeting and vote in person.

Will any other matters be considered at the 2008 Annual Meeting?

The Solicitors do not know of any other matter that will be presented for consideration by the shareholders at the 2008 Annual Meeting. If any other matter does properly come before the 2008 Annual Meeting for approval by the shareholders, and you vote the enclosed WHITE proxy card or through the telephone and Internet voting procedures described above, your proxy holders will vote in their discretion on such matter.

Who can help answer my questions?

If you would like additional copies of this document, would like to ask any additional questions, or need assistance voting your WHITE proxy card, please contact our proxy solicitor:

Georgeson Inc.

199 Water Street, 26th floor

New York, NY 10038

Shareholders call toll-free: 1-866-391-7001

Banks and Brokerage Firms call collect: 1-212-440-9800

BACKGROUND OF THE SOLICITATION

Over the course of the past few months, the Solicitors, longtime shareholders of the Company, became increasingly concerned with the governance of the Company. Many other shareholders shared the Solicitors’ concerns. Therefore, we initiated a consent solicitation asking the shareholders of the Company to approve certain amendments to the Bylaws of the Company to: (1) permit shareholders to nominate directors until the time of the Annual Meeting of shareholders in the event that a director, chief executive officer or president of the Company resigns, is terminated or otherwise leaves office subsequent to the date that shareholders may nominate directors as set forth in the Bylaws or nominating committee charter; (2) require the annual meeting of shareholders to be held no earlier than the third Wednesday in May of each year and within at least thirteen (13) months of the previous annual meeting of shareholders, and (3) repeal each provision of the Company’s Bylaws or amendments of the Bylaws adopted after August 2, 2007. These amendments would allow us, and many other Shareholders, to nominate a slate of directors for election at the 2008 Annual Meeting on a timely basis.

On March 17, 2008 we formally announced the Participants’ Nominees as our proposed nominees for election to the board of directors of the Company should our previously announced proposed Bylaw amendments be adopted by Vineyard’s shareholders, in which case we would be able to submit the Participants’ Nominees for election at the 2008 Annual Meeting.

Despite what we view as a highly negative campaign waged by the Company’s current board of directors, on April 14, 2008, we announced that we received consents in favor of our previously proposed Bylaw amendments in excess of the required majority of shares outstanding and delivered those consents to the Company for independent certification. On April 18, 2008, IVS Associates, Inc., the independent inspector of election appointed by the Company, notified us and the Company that we had obtained the majority vote of the Common Stock outstanding in favor of approving the three Bylaw amendments. Accordingly, the Bylaw amendments were declared effective by the Company on April 21, 2008 and, subsequently, we are able to nominate Messrs. Thomas Koss II, Douglas Kratz, Cynthia Harriss, Norman Morales, Harice “Dev” Ogle, Lester Strong and Glen Terry for election to the Company’s board of directors at the 2008 Annual Meeting. Therefore we are asking for your support to elect the Participants’ Nominees as directors of the Company. The Participants’ Nominees have been selected based on their previous experience, corporate governance, subject matter and industry expertise, and their ability to lead the Company.

Reasons for Solicitation and Support of Participants’ Nominees

A.	Introduction

The shareholders of Vineyard have invested in a strategic vision under which Vineyard has evolved into a major regional community bank. We are proposing a change in the membership of the Company’s board of directors because we believe it is in the best interest of Vineyard’s shareholders that the Company completes the plans initially put in place and consistently communicated to the investment community during the tenure of the Company’s former President and Chief Executive Officer, Norman Morales. This continuity, despite recent economic challenges, will assist in our plans for the restoration of shareholder value that has declined during the past several months.

Those plans include among other actions, diversifying and growing our business, as well as to promote business and commercial, entrepreneur and cash management lines in order to better balance our concentrations in real estate and construction lending.

The effort is centered on a thesis of what is best for the shareholders, which starts with a supportive and experienced board of directors, such as the one we are proposing. Shareholder value is maximized when the investment community has confidence in the strategic plan developed by management with oversight by a strong and competent board.

B.	Why Shareholders Should Vote for the Participants’ Nominees

1. Continuation with the strategic and deliberate plan of execution that the Company had adopted and which needs to be completed in order to balance and diversify the operations of Vineyard in a challenging economic environment, principally based on internal growth with experienced personnel.

We believe that in the current challenging market for financial institutions, the greatest opportunity for Vineyard’s shareholders to enhance the value of their investment lies in the Company’s ability to execute the plans put in place and consistently communicated to the investment community and now adjusted for the challenging economic conditions being experienced, by Norman Morales, the Company’s former President and Chief Executive Officer, which plans contemplate the objectives mentioned below. We believe that Mr. Morales and the group of experienced and successful individuals nominated by us as Participants’ Nominees are capable of carrying out such strategic and tactical objectives, which will create the foundation for the Company to successfully operate during the remainder of 2008 and continuing through 2009 and beyond. Those objectives, as previously communicated by Mr. Morales, consist of the following:

1.	Reduce the Overall Risk Profile of the Company: This objective includes the significant reduction of single-family residential (“SFR”) tract construction lending and land development projects, a moderate reduction of SFR luxury construction and commercial construction project financings, enhanced borrower sponsorship and requirements, increased and expanded core deposit growth, expanded business banking opportunities, and limited commercial real estate lending in supportive sub-markets, enhanced balance sheet management through stabilizing asset growth and allowing for capital formation to be accretive to ratios and reserves;

2.	Loan Portfolio Management: In order to produce a base of stabilized long-term earnings, the Company will proactively rebalance the existing loan portfolio and pursue new and diversified business generation to reduce its risk profile, significantly reduce the amount of transactional lending relationships, meet its targeted concentration ranges within sub-markets and sub-portfolios, and maintain an overall portfolio yield consistent with quality and sustainable returns;

3.	Liquidity Enhancement and Funding Cost Reduction: The Company will reduce its funding costs by an intensified focus on low to moderate cost deposits, expansion of cash management driven business relationships, the expansion of existing depository relationships now serviced within the branching network with additional seasoned relationship personnel, the effective re-pricing of its time deposit portfolio in a decreasing interest rate environment, and reduction of its reliance on wholesale borrowings; and

4.	Corporate Reallocation and Reorganization: In order to improve its operating efficiencies, the Company will continually review its resource allocation to ensure the optimum allocation of talent among functions. Critical to the Company’s success is the retention of the existing client base and which is supported by experienced and relationship-driven personnel. The Company will continue to deploy and redeploy resources, both personnel and other operating costs, toward the objectives established above.

The Company anticipates that the implementation of these objectives, subject to a stabilized real estate market, will facilitate a return of the Company’s earnings to levels consistent with prior periods.

In addition to the four strategic objectives outlined above and proposed by Mr. Morales as a foundation for the 2008 and 2009 operating periods, supplemental objectives 5, 6 and 7 below will be part of an expanded foundation for the Company’s operating plans under the leadership of the Participants’ Nominees.

5.

Capital Restoration, Stabilization and Liquidity: The Company would seek supplemental capital in the form of regulatory Tier 1 capital at the parent level with a targeted level not to exceed forty percent (“40%”) of the existing common share equivalents to augment existing resources at an appropriate time when the Company’s operations are more indicative of future prospects. Additionally, the Company would seek out supplemental Tier 2 capital in the targeted level of between 20% and 40% of existing Tier 2 levels in order to provide supplemental liquidity to the Company to support corporate operations, downstream supplemental capital into the principal operating subsidiary, Vineyard Bank, to provide for dividends payments and other expenditures or investments. The Company would seek to limit its net asset growth to allow for internal capital formation through retained earnings to also supplement capital levels during this challenging operating environment.

6.	Asset Quality, Nonperforming Loans and Foreclosed Property Disposition: The Company’s continuing exit strategy from the SFR tract construction lending operations will take an accelerated focus on the elimination of completed housing inventory. The Company would continue to seek out orderly disposition of its completed housing projects in default, which include short-payoffs, auctions and providing alternative financing solutions for qualified borrowers unable to source mortgages in today’s difficult and illiquid markets. With regard to finished land lots financings that are within the SFR tract construction lending operations, the Company will also explore the longer term horizon of retaining these prospective foreclosed assets for a period of up to three or four years in order to avoid distressed selling of assets in an illiquid market at substantial discounts. The Company may explore an additional subsidiary of the Company to hold these longer-term assets rather than holding them in the principal operating subsidiary, Vineyard Bank. Retaining foreclosed assets for longer periods of time will require supplemental capital in Vineyard Bank or seek diversification, which can be obtained through strategic objective 5 above. With the overall reduction in longer-term funding costs, the Company’s capital and operations may be significantly improved by avoiding distressed liquidation, and augmenting capital with additional resources identified in strategic objective 5 above.

7.	Diversification of Alternative Operating Revenue Channels: The Company will seek out additional non-interest income revenue channels which may be acquired by the Company. The diversification into synergistic product lines will allow for stabilization of alternative revenue channels that are not directly impacted by the economic interest rate cycles now being experienced.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s board of directors is currently comprised of six directors and there is one vacancy. The Company’s six current directors are: Frank Alvarez, David Buxbaum, Charles Keagle, James LeSieur, Robb Quincey and Joel Ravitz. We are seeking your support at the 2008 Annual Meeting to elect the Participants’ Nominees: Thomas Koss II, Douglas Kratz, Cynthia Harriss, Norman Morales, Harice “Dev” Ogle, Lester Strong and Glen Terry, to Vineyard’s board of directors instead of the Company’s nominees (Please refer to “Background of the Participants’ Nominees” for expanded information).

Your vote to elect the Participants’ Nominees will have the legal effect of replacing the current board of directors with the Participants’ Nominees. If elected to Vineyard’s board of directors, the Participants’ Nominees would manage the business and affairs of the Company.

BACKGROUND OF THE PARTICIPANTS’ NOMINEES

The following table sets forth the name, age, present principal occupation, business address, and business experience for at least the past five years and certain other information with respect to each of the Participants’ Nominees.

This information has been furnished to the Participants by each of the Participants’ Nominees

Name, Age and Business Address	Principal Occupation or Employment during at least the Last Five Years; Public Company Directorships
Norman Morales, 47 Irvine, CA

Mr. Morales previously served as director, President and Chief Executive Officer of the Company and the Bank from October 2000 until January 2008. Mr. Morales previously served as Executive Vice President/Chief Operating Officer and Chief Credit Officer of Cedars Bank in Los Angeles from 1999 through 2000. Mr. Morales’ prior executive experience includes serving as Executive Vice President and Chief Financial Officer for Hawthorne Savings, from 1995 through 1999. Mr. Morales served as Executive Vice President/Chief Financial Officer and Chief Administrative Officer of Southern California Bank from 1987 through 1995.

Having spent a career in community banking spanning over 25 years, Mr. Morales has operated in adverse economic cycles in the past, having the experience to deal with problem asset resolution, recapitalization, and management of on-going operations in both commercial and real estate oriented financial institutions.

Mr. Morales is very familiar with the operations of the Company and the regulatory environment in which it operates. He is well-versed in the risk reduction plan drafted under his guidance prior to his departure from the Company in January 2008, and we believe he brings forth the credibility and institutional knowledge to implement the corrective actions necessary to stabilize the Company and accelerate its diversification from its construction and real estate orientation.

Lester Strong, 65 Santa Maria, CA

Mr. Strong was an aerospace executive with Lockheed Martin Corporation from 1982 until his retirement in April 2007. At Lockheed, Mr. Strong gained over twenty-five years of responsible management and engineering expertise in an array of highly sophisticated scientific environments, including program management for satellite vehicle processing support and infrastructure.

Name, Age and Business Address	Principal Occupation or Employment during at least the Last Five Years; Public Company Directorships

Mr. Strong’s career at Lockheed Martin Corporation earned him the National Reconnaissance Office Medal of Distinguished Service among other recognitions after receiving his education with advanced degrees from Cornell University.

Mr. Strong’s talents will be utilized particularly in corporate governance and strategic planning, and strategic use of technology at the Company. Mr. Strong is a subject-matter expert in project and change management, and we believe that his talents will be helpful in assisting management in the internal shifting of resources towards a balanced commercial bank.

We believe that Mr. Strong’s leadership and experience with change management, information resource management, and technology development will be extremely valuable to the Company.

Thomas Koss II, 51 Costa Mesa, CA

Mr. Koss has been a Financial Executive of The Warmington Group, and its residential development affiliate Warmington Homes California, a very large private home builder headquartered in southern California, since 1989. Warmington operates in all of the communities of Vineyard. Mr. Koss is also a Director of BayHarbor Management Services, Inc. and its subsidiary Warmington Capital Partners, LLC, which are companies affiliated with the Warmington Group, affecting asset and property management of an $800 million diverse commercial real estate portfolio. Mr. Koss resides in Orange County, California, and was formerly at Ernst & Young specializing in real estate taxation, after beginning his career at Peat Marwick Mitchell & Co.

We expect Mr. Koss will be the designated financial expert and chairperson of the Audit Committee, and his experience will be invaluable as Vineyard tries to recover from the issues related to its single-family residential tract construction line of business. We believe that Mr. Koss’ experience will also assist the Company in the expansion of its commercial and owner-portfolio income property lending operations.

We believe that Mr. Koss’ experience in finance and real estate is extremely valuable especially within the southern California market place where he has spent many years in executive and leadership positions.

Douglas Kratz, 57 Bettendorf, IA

Mr. Kratz has served as the Chairman and Chief Executive Officer of Opportunity Bancshares, Inc. and Vice Chairman of Opportunity Bank, N.A. since June 2007. From January 2001 until October 2005, Mr. Kratz served as Chairman and Chief Executive Officer of National Bancshares, Inc., Bettendorf, Iowa, and Vice Chairman of THE National Bank, Moline, Illinois. In October 2005, he stepped down as Chief Executive Officer of National Bancshares, Inc. and Vice Chairman of THE National Bank. He continues to serve as Chairman of National Bancshares, Inc. and as a director of THE National Bank. From 1985 until 1998, Mr. Kratz was Chairman of the Board and Chief Executive Officer of Financial Services Corporation of the Midwest, Rock Island, Illinois and a director of THE Rock Island Bank. For several years, he has also been a principal investor in various privately held non-financial services related entities.

We believe that Mr. Kratz’ experience in financial institutions, capital markets and operating in adverse economic cycles within community banking will be extremely valuable to the Company.

Name, Age and Business Address	Principal Occupation or Employment during at least the Last Five Years; Public Company Directorships
Cynthia Harriss, 55 Laguna Beach, CA

Ms. Harriss has extensive marketing and retail experience. From February 2005 to February 2007, she served as President of Gap Brand North America, and prior to that she served as President of Gap Inc.’s Outlet division from 2004. Before joining Gap Inc., Ms. Harriss served as President of Disneyland Resort for six years, where she managed all aspects of the Disneyland and Disney’s California Adventure theme parks, as well as the resort’s hotels and retail operations. Ms. Harriss also held a variety of senior positions within The Walt Disney Company, including Senior Vice President of Park Operations at Disneyland, and Senior Vice President of Stores for the Disney Store chain. In 2000, Ms. Harriss received the Tree of Life Award for outstanding community service from the Jewish National Fund and is a longtime resident of San Francisco and Orange County. Since her retirement from GAP in February 2007, she has been a private investor.

Ms. Harriss’ talents will be utilized particularly in corporate governance and strategic client acquisition, and she will be the designated chairperson of the Nominating and Governance Committee.

We believe that her experience will assist the Company in the expansion of its private banking, non-profit deposit driven relationships, and mid to high-end commercial banking. Ms. Harriss’ experience in marketing, retail and consumer branding are extremely valuable especially within the southern California market place where she has spent many years in executive and leadership positions. Ms. Harriss’ contributions are anticipated to be most beneficial in building out the deposit franchise.

Harice “Dev” Ogle, 64 Escondido, CA

Mr. Ogle has been a Senior Consulting Partner at The Ken Blanchard Companies since 1985. Mr. Ogle has extensive leadership and management development skills. He has over 30 years experience working with senior management and boards of directors. Mr. Ogle manages clients within the Fortune 1000 at the “C” levels and with companies in the United States, Europe and the Far East in such areas as strategic planning and executive consulting.

Mr. Ogle will be the chairperson of the Compensation Committee. We believe that Mr. Ogle’s experience will assist the Company particularly in the area of human resources as the Company transitions into a commercial bank and away from its real estate and construction orientation. Mr. Ogle is a subject-matter expert in organizational development, and we believe that his talents will be extremely useful in assisting management in the internal redeployment of human resources. Mr. Ogle has extensive experience working with organizations that require immediate management re-direction, and has worked with many successful organizations operating in adverse market conditions.

Glen Terry, 56 Napa, CA

Mr. Terry is a career banking executive, having held the positions of President and Chief Executive Officer of three regional community banks in northern California – The Vintage Bank (Napa) from 2002 to 2007, Solano Bank (Vacaville) from 1999 to 2002, and Napa Valley Bank (Napa) from 1993 to 1996. Most recently, Mr. Terry served as a Senior Vice President of Upqua Bank from 2007 to 2008. In June 2008, Mr. Terry was appointed President

Name, Age and Business Address	Principal Occupation or Employment during at least the Last Five Years; Public Company Directorships and Chief Executive Officer of Tri-Valley Bank (San Ramon), which is a de novo community bank. Mr. Terry has served on the respective boards of each entity, and has held leadership positions within the communities of the Napa region. His career has also included senior positions in multi-billion dollar regional and interstate banks.

Mr. Terry’s talents will be utilized particularly in strategic commercial client acquisition, operating efficiencies, lending and regulatory compliance.

We believe that his operating knowledge of the bank regulatory environment, in addition to corporate governance practices, will be extremely important to the Company. Mr. Terry has spent over 30 years in community and commercial banking, and will bring forth a significant leadership and knowledge base for the Company’s northern California operations, a market place where he has spent many years in executive and leadership positions. Mr. Terry’s previous experience working with other community banks in various economic cycles, and the related regulatory expectations and requirements, is especially important at this time and we expect that he will be a significant contributor to both senior management and the other proposed directorate.

Other resources: Ray McKewon, 60 Rancho Santa Fe, CA

Mr. McKewon will serve as an ex-officio advisor to, but not as a member of, the Vineyard board of directors. Now retired, he was co-founder and Executive Vice President and Secretary of Accredited Home Lenders Holding Co. (formerly Nasdaq:LEND), a nationwide mortgage banking company. Mr. McKewon had served as a director for ten years of American Residential Investment Trust, Inc. (formerly AMEX:INV), the parent company of American Mortgage Network (AmNet), a wholesale mortgage bank serving mortgage brokers nationwide. His director roles at AmNet also included chairman of the Audit Committee and membership on the Nominating and Corporate Governance Committees.

Mr. McKewon’s talents will be partially utilized in strategic planning, capital markets and capital management. Mr. McKewon now resides in Rancho Santa Fe, California and is the President of a music production company.

David Hardin, 54 San Juan Capistrano, CA

Mr. Hardin has been the President and Chief Executive Officer of HRE Mortgage, Inc., the parent company of Covenant Mortgage, since 2004. Before his position in HRE Mortgage Inc., Mr. Hardin was Executive Vice President, Chief Banking Officer of Hawthorne Savings for ten years where he was responsible for, among other things, the retail banking and delivery system, residential lending and commercial lending divisions. Mr. Hardin has also served in executive management positions in retail banking, lending production and operations in institutions such as Downey Savings, Valley Federal Savings and Columbia Savings, among others. Mr. Hardin served as a director of the parent company for a community bank located in southern California from 2007 to 2008.

In addition to his strong lending, retail banking and marketing background, Mr. Hardin’s previous experience working within a troubled financial institution at Hawthorne Savings is especially important at this time. We expect that Mr. Hardin would become a director and executive officer of the Company’s principal operating subsidiary, Vineyard Bank, N.A.

The Solicitors do not expect that any of the Participants’ Nominees will be unable to stand for election, but in the event that such persons are unable to serve or for good cause will not serve, the shares represented by the enclosed WHITE proxy card will be voted for substitute nominees. In addition, the Solicitors reserve the right to nominate substitute persons if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the Participants’ Nominees. In any such case, the Common Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominees. The Solicitors reserve the right to nominate additional persons if the Company increases the size of the Company’s board of directors above its existing size. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Solicitors that any attempt to increase the size of the Company’s board of directors or disqualify any of the Participants’ Nominees through Bylaw amendments or otherwise constitutes an abuse of corporate power.

We are soliciting, and the persons named as proxies in the accompanying WHITE proxy card will have, absent specific instructions with respect to cumulative voting, full discretionary authority to vote the shares represented by any properly executed, returned and not revoked WHITE proxy card cumulatively among all or less than all of the Participants’ Nominees (other than any nominees for whom authority has been withheld) in the proxy holders’ discretion. If prior to the meeting, any of the nominees should be unable, or for good cause decline, to serve as a director, the Solicitors may or may not name a replacement nominee and the persons named in the accompanying WHITE proxy card will vote the shares represented by the proxy in the proxy holders’ discretion.

Except as described in Annex A and B to this proxy statement, none of the Participants’ Nominees or their respective associates, owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company, or any parent or subsidiary of the Company, and no Participants’ Nominee has purchased or sold any securities of the Company within the last two years.

In the face of significant resistance to implement the plans initially proposed by Mr. Norman Morales, and together with the extreme market conditions now being experienced throughout the financial industry, the Company has suffered a decrease in the value of its Common Stock. As a result of this decrease, the value of Vineyard’s shareholders ownership in the Company has eroded. The Participants’ Nominees, if elected, will work for all shareholders and will continually strive to improve the operations of the Company and the implementation of the strategic initiatives to better balance its risk profile.

By electing the Participants’ Nominees to the Company’s Board of Directors, you will vote to set in motion strategic initiatives designed to increase shareholder value.

THE SOLICITORS URGE YOU TO VOTE “FOR” THE ELECTION OF THOMAS KOSS II, DOUGLAS KRATZ, CYNTHIA HARRISS, NORMAN MORALES, HARICE ‘DEV’ OGLE, LESTER STRONG AND GLEN TERRY AS DIRECTORS ON THE COMPANY’S BOARD OF DIRECTORS BY SIGNING, DATING AND RETURNING YOUR WHITE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY VOTED THE COMPANY’S WHITE PROXY CARD, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY FOLLOWING THE VOTING INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITOR

According to the Company’s proxy statement, the Audit Committee of the Company’s board of directors has appointed KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2008. The Company is asking shareholders to ratify that selection. The affirmative vote of a majority of the total votes present in person or by proxy and entitled to vote at the 2008 Annual Meeting is required to approve the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2008.

WE URGE YOU TO VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2008 ON THE ENCLOSED WHITE PROXY CARD.

OTHER INFORMATION ABOUT THE PARTICIPANTS’ NOMINEES

If elected, the Participants’ Nominees will be entitled to such compensation from the Company as is provided to non-employee directors of the Company, as described in the Company’s proxy statement.

Norman Morales was the President, Chief Executive Officer and a director of the Company from October 2000 until January 2008. On January 23, 2008, Mr. Morales resigned from each of these positions and entered into an Agreement and Release with the Company. Pursuant to the Agreement and Release, Mr. Morales resigned from his positions with the Company, and was relieved of all his duties and responsibilities related to those positions as of that date. Additionally, pursuant to his Agreement and Release, Mr. Morales received a lump sum payment of $1,150,000, plus reimbursement of health insurance for one year, title to his company car as well as his country club membership.

During the years ended 2006 and 2007, Mr. Morales received a salary of $468,269 and $485,000, respectively. In 2006 and 2007, Mr. Morales also received non-equity incentive plan compensation of $255,000 and $0, respectively. In 2006, Mr. Morales received option awards valued at $13,898. He did not receive any option awards in 2007. In 2006 and 2007, Mr. Morales received an automobile allowance of $28,877 each year. From January 1, 2008 through January 23, 2008, the date of his resignation, Mr. Morales received a salary of $36,838. He also received an automobile allowance of approximately $2,400 during that period of time.

Mr. Morales has stated that if an alternative slate of directors is elected by Vineyard shareholders, and if such directors were to ask him to serve again as the President and Chief Executive Officer of Vineyard, he would materially reduce his salary from Vineyard for at least one year if he undertook such position.

Mr. Ogle is a senior consulting partner at the Ken Blanchard Companies. Between the years 2004 through the first quarter of 2008, the Company paid fees of an aggregate of approximately $280,000 to the Ken Blanchard Companies for consulting services, training materials and conference registration fees.

Mr. Koss is a limited partner in WCP Jamboree Associates, which is a managing member of Bayport Jamboree Associates LLC (“Bayport”). Bayport currently has a mortgage of $1,154,000 with Vineyard.

Each Participants’ Nominee has an interest in the election of directors at the 2008 Annual Meeting: (i) indirectly through the beneficial ownership (if any) of the Common Stock, (ii) pursuant to a Nominee Agreement (as hereinafter defined), and/or (iii) by virtue of compensation they may receive (if any) from the Company as directors, if elected to the board.

Other than as stated herein, there are no arrangements or understandings between the Solicitors and any of the Participants’ Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the written consent by each of the Participants’ Nominees agreeing to be a nominee for election as a director of the Company if elected as such at the 2008 Annual Meeting.

Other than as set forth herein (including in Annex A to this proxy statement), none of the Participants’ Nominees or any of their respective associates, has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Other than as described herein (including in Annex A to this proxy statement), there are no arrangements or understandings between the Participants’ Nominees or any of their respective associates and any other party pursuant to which any such nominee was or is to be selected as a director or nominee.

Other than as described herein, neither the Participants’ Nominees, nor any of their respective associates directly or indirectly is, and was not within the past year, party to any contract, arrangement or understandings with any person with respect to any securities of the Company, including but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loans or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

There are no material proceedings in which the Participants’ Nominees or any of their respective associates is a party adverse to the Company or any of its subsidiaries, or material proceedings in which such nominee has a material interest adverse to the Company or any of its subsidiaries.

Other than as set forth herein (including in Annex A to this proxy statement), none of the Participants’ Nominees or any of their respective associates has any material interest, direct or indirect, in any transaction that has occurred within the past year or any currently proposed transaction, or series of past, current or proposed arrangements or relationships to which the Company or any of its affiliates was or is to be a participant and in which the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Except for Mr. Morales, Mr. Ogle and Mr. Koss, as described above, none of the Participants’ Nominees has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company.

During the last five years, and except as otherwise described in this proxy statement or in Annex A to this proxy statement or as would not be material to an evaluation of the ability or integrity of any such nominee to become a director of the Company:

(1)	no petition under the Federal bankruptcy laws or any State insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of, any Participants’ Nominee, or any partnership in which any Participants’ Nominee was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	no Participants’ Nominee has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	no Participants’ Nominee has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

(i)	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	no Participants’ Nominee has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5)

no Participants’ Nominee has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, where the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended or vacated; and

(6)	no Participants’ Nominee has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Other than Mr. Norman Morales, none of the Participants’ Nominees is a current or former officer of the Company and none of the Participants’ Nominees was an employee of the Company during fiscal year 2007. During fiscal year 2007, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity of which any Participants’ Nominee was an executive officer.

The nominating committee charter of the Company, which is available on the Company’s website at www.vineyardbank.com, provide that determinations of independence will be made consistent with all applicable legal requirements and the Rules of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Based on the standards of independence set forth in such charter, the Participants have no knowledge of any facts that would prevent the determination that each of the Participants’ Nominees is independent.

SOLICITATION OF PROXIES

Each Participant may solicit proxies pursuant to this proxy statement. The solicitation of proxies pursuant to this proxy statement is being made by Jon Salmanson and Norman Morales. Consents may be solicited by mail, advertisement, telephone, facsimile, other electronic means, and in person.

The Solicitors have hired Georgeson Inc. to assist in this proxy solicitation, for which services Georgeson Inc. will be paid a fee not to exceed $75,000. Georgeson Inc. will also be reimbursed for its reasonable out-of-pocket expenses. The Solicitors have also agreed to indemnify Georgeson Inc. against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

Georgeson Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Solicitors have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Solicitors will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Georgeson Inc. will employ approximately 25 persons to solicit Vineyard’s shareholders for the 2008 Annual Meeting.

The expense of soliciting proxies is being borne by the Solicitors. Costs of this solicitation of proxies are currently estimated to be approximately $100,000-$150,000. Through the date hereof, the Solicitor has not incurred any expenses in connection with this solicitation. The Solicitors intend to seek reimbursement from the Company of all reasonable expenses it incurs in connection with this solicitation. The Solicitors do not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

The Solicitors are not aware of any proposals to be brought before the 2008 Annual Meeting other than the election of directors and the ratification of the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2008. However, should other proposals be brought before the 2008 Annual Meeting, the persons named as proxies in the enclosed WHITE proxy card will vote on such matters in their discretion.

Shareholder Nomination and Proposals

Shareholder proposals for consideration at next year’s annual meeting of shareholders of Vineyard must follow the procedures set forth in Rule 14a-8 under the Exchange Act and the Company’s Bylaws, as amended from time to time. To be timely under Rule 14a-8, shareholder proposals must be received by the Company no later than 120 calendar days before the date of the Company’s proxy statement released to shareholder in connection with the previous year’s annual meeting, in order to be included in next year’s proxy statement. Please see the Company’s proxy statement for the deadline date. Please see the Company’s proxy statement for the deadline date for timely submission of written notice of shareholder proposals not intended to be included in the proxy statement.

Notwithstanding the foregoing, if a shareholder wishes to nominate anyone for election to Vineyard’s board of directors, its Bylaws require that, unless otherwise provided therein, the shareholder submit notice of his or her nomination to the Secretary of the Company no earlier than 120 days and not later than 60 days prior to the anniversary of the previous year’s annual meeting of shareholders, or in the event the date for the current year’s annual meeting has changed more than 30 calendar days from the date on which the prior year’s annual meeting was held, then notice must be received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. Additionally, in the event that a director, chief executive officer or president at the Company resigns, is terminated or otherwise leaves office subsequent to the date that shareholders may nominate directors as set forth in the Company’s Bylaws or the nomination committee charter, then shareholders may nominate directors up and until the time of the annual meeting. The shareholder’s notice must contain the name of the nominee for director, the nominee’s business and residence address, the nominee’s principal occupation, the name and address of the nominee’s employer or business if self-employed, and the number of shares of Common Stock beneficially owned by the nominee, if any, and by the nominating shareholder.

All proposals and nominations submitted by shareholders must comply with all applicable laws and the rules of The Nasdaq Stock Market. The chairman of the meeting may refuse to allow the transaction of any business not proposed in compliance with the foregoing procedures. Shareholders may submit proposals or nominations in writing to Vineyard National Bancorp, 1260 Corona Pointe Court, Corona, California 92879.

INCORPORATION BY REFERENCE

THE SOLICITORS HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS ALREADY INCLUDED IN THE COMPANY’S PROXY STATEMENT. DISCLOSURE IN THE COMPANY’S PROXY STATEMENT INCLUDES, AMONG OTHER THINGS, BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND INFORMATION ON AUDIT SERVICES AND FEES OF THE COMPANY’S INDEPENDENT AUDITOR. SHAREHOLDERS SHOULD REFER TO THE COMPANY’S PROXY STATEMENT IN ORDER TO REVIEW THIS DISCLOSURE. THE PARTICIPANTS DO NOT MAKE ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION THAT IS CONTAINED IN THE COMPANY’S PROXY STATEMENT.

Jon Salmanson

Norman Morales

July 7, 2008

ANNEX A

INFORMATION ABOUT THE SOLICITORS

The Solicitors beneficially own approximately 4.2% of the outstanding shares. Jon Salmanson is the owner of 107,248 shares of Common Stock and beneficially owns approximately 1.1% of the outstanding shares of Common Stock. Norman Morales is the owner of 321,292 shares of Common Stock and beneficially owns approximately 3.1% of the outstanding shares of Common Stock.

Norman Morales was the President, Chief Executive Officer and a director of the Company from October 2000 until January 2008. On January 23, 2008, Mr. Morales resigned from each of these positions and entered into an Agreement and Release with the Company. Pursuant to the Agreement and Release, Mr. Morales resigned from his positions with Vineyard, and was relieved of all his duties and responsibilities related to those positions as of that date. Additionally, pursuant to his Agreement and Release, Mr. Morales received a lump sum payment of $1,150,000, plus reimbursement of health insurance for one year, title to his company car as well as his country club membership. Mr. Morales has agreed to consult with the Company on an “as needed” basis for a period of one year and release any and all employment-related claims he may have against the Company. He also agreed to terminate his employment agreement with the Company and not to solicit the Company employees or customers for a period of one year.

During the years ended 2006 and 2007, Mr. Morales received a salary of $468,269 and $485,000, respectively. In 2006 and 2007, Mr. Morales also received non-equity incentive plan compensation of $255,000 and $0, respectively. In 2006, Mr. Morales received option awards valued at $13,898. He did not receive any option awards in 2007. In 2006 and 2007, Mr. Morales received an automobile allowance of $28,877 each year. From January 1, 2008 through January 23, 2008, the date of his resignation, Mr. Morales received a salary of $36,838. He also received an automobile allowance of approximately $2,400 during that period of time.

Mr. Morales has stated that if an alternative slate of directors is eventually elected by Vineyard shareholders, and if such directors were to ask him to serve again as the President and Chief Executive Officer of Vineyard, he would materially reduce his salary from Vineyard for at least one year if he undertook such position.

During the years ended 2006 and 2007, and in January and February of 2008, Mr. Salmanson has acted as broker on behalf of the Company in repurchasing shares of Common Stock in the open market pursuant to the Company’s announced stock repurchase plan. Mr. Salmanson’s employer, Northeast Securities, Inc., received customary commission fees on these transactions that did not exceed in the aggregate $70,000 in any one year.

Except as disclosed in this proxy statement (including the Annexes hereto), neither of the Solicitors, nor any of their respective affiliates or associates, directly or indirectly:

•	has had any relationship with the Company in any capacity other than as a shareholder;

•	has any agreement, arrangement or understanding with respect to any future employment by the Company or its affiliates;

•

has any agreement, arrangement or understanding with respect to future transactions to which the Company or any of its affiliates will or may be a party, or have any material interest, direct or indirect, in any transaction that has occurred within the past year or any currently proposed transaction, or series of similar transactions, which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $120,000, other than the agreements, arrangements and understandings that Mr. Morales had with Vineyard pursuant to the terms of his prior employment agreement with Vineyard and pursuant to the Agreement and Release;

•

is, and was not within the past year, party to any contract, arrangement or understandings with any person with respect to any securities of the Company, including but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loans or guarantees of profit, division of losses or profits or the giving or withholding of proxies; or

•	is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material legal proceeding.

Set forth below is the principal occupation or employment of each person or organization that may be deemed a Solicitor, and the name, principal business and address of the corporations or other organizations in which such employment is carried on.

Participant	Principal Occupation or Employment	Name, Principal Business and Address of the Corporation or other Organization
Jon Salmanson(1)	Stockbroker	Northeast Securities 100 Wall Street New York, New York 10005
Norman Morales(1)	Former President, Chief Executive Officer and Director of the Company	N/A

Please refer to Annex B for information on the purchases and sales of the Company’s Shares by each of the Participants during the past two years.

(1)	Messrs. Salmanson and Morales are each acting in their individual capacities with respect to this proxy solicitation.

Annex B attached hereto sets forth all transactions in securities of Vineyard affected during the past two years by each of the Solicitors and their beneficial ownership of securities of Vineyards.

Agreements with Participants’ Nominees

The Solicitors have entered into an agreement (the “Nominee Agreement”) with each Participants’ Nominee with respect to his seeking election as a director of Vineyard at the 2008 Annual Meeting. Each Participants’ Nominee has acknowledged that he has agreed to stand for election as a director of Vineyard in connection with this proxy solicitation, to be named in this proxy statement and to serve as a director of the Company if elected.

Interests of the Solicitors

Each Solicitor has an interest in the election of directors at the 2008 Annual Meeting: (i) indirectly through the beneficial ownership (if any) of the shares of Common Stock and/or (ii) pursuant to each Nominee Agreement.

In addition to the interests above mentioned, Mr. Norman Morales may be deemed to have an interest in his election as director at the 2008 Annual Meeting by virtue of the compensation he may receive from the Company as director if elected as member of Vineyard’s board of directors.

Other than as disclosed in this proxy statement, there are no arrangements or understandings between the Solicitors and any Participants’ Nominee or any other person or persons with respect to the nomination of the Participants’ Nominees.

Other than as disclosed in this proxy statement none of the Participants nor any of their respective affiliates, associates or immediate family members, directly or indirectly:

•	has had any relationship with the Company in any capacity other than as a shareholder that would require disclosure herein;

•	has any agreement, arrangement or understanding with respect to any future employment by the Company or its affiliates;

•

has any material interest, direct or indirect, in any transaction that has occurred within the past year or any currently proposed transaction, or series of past, current or proposed arrangements or relationships to which the Company or any of its affiliates was or is to be a participant and in which the amount involved exceeds $120,000; or

•	is a party adverse to the Company or any of its subsidiaries.

ANNEX B

Set forth below are the dates and amounts of each Participant’s purchases and sales of shares of Common Stock within the past two years and the number of shares of Common Stock beneficially owned by each Participant.

TRANSACTIONS IN COMMON STOCK OF

VINEYARD NATIONAL BANCORP BY THE PARTICIPANTS DURING THE PAST TWO

YEARS

Jon Salmanson

Trade Date	Number of Shares Purchased/Sold	Transaction
3/19/2008	100	Purchase
12/26/2006	1,200	Sale
6/27/2005	300	Sale

Douglas Kratz

Trade Date	Number of Shares Purchased/Sold	Transaction[1]
2/21/08	3,000	Purchase
2/19/08	7,000	Purchase
2/15/08	5,000	Purchase
2/13/08	50,000	Purchase
2/12/08	150,000	Purchase
2/11/08	57,500	Purchase

(1)	The reported transactions include transactions by One Investments, LLC, an investment company wholly-owned by Mr. Kratz.

Cynthia Harriss

Trade Date	Number of Shares Purchased/Sold	Transaction
4/21/2008	1,000	Purchase

Thomas Koss, II

Trade Date	Number of Shares Purchased/Sold	Transaction
4/15/2008	1,000	Purchase

Glen Terry

Trade Date	Number of Shares Purchased/Sold	Transaction
4/30/2008	1,000	Purchase

Lester Strong

Trade Date	Number of Shares Purchased/Sold	Transaction
6/27/2006	2,982	Purchase
12/28/2006	4,272	Purchase
01/08/2008	1,400	Purchase

Norman Morales

Trade Date	Number of Shares Purchased/Sold	Transaction
02/14/2006	2,700	Sale
03/15/2006	3,000	Sale
04/11/2006	3,000	Sale
05/15/2006	3,000	Sale
06/15/2006	3,000	Sale
07/17/2006	3,000	Sale
07/27/2006	2,500	Sale
08/15/2006	3,000	Sale
09/15/2006	3,000	Sale
10/16/2006	3,000	Sale
02/15/2007	3,000	Sale
03/07/2007	5,000	Sale
05/15/2007	5,000	Sale
06/15/2007	5,000	Sale
07/26/2007	5,000	Sale
08/07/2007	15,000	Sale

BENEFICIAL OWNERSHIP OF COMMON STOCK OF

VINEYARD NATIONAL BANCORP BY THE PARTICIPANTS AS OF JUNE 20, 2008

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares[1]
Jon Salmanson	107,248	[2]	1.05%
Norman Morales	321,292	[3]	3.14%
Douglas Kratz	272,500	[4]	2.6%
Lester Strong	34,898	[5]	*
Thomas Koss II	1,000		*
Cynthia Harriss	1,000		*
Glen Terry	1,000		*
Harice “Dev” Ogle	3,485	[6]	*

(1)	Based upon 10,164,852 outstanding shares of Common Stock as of the June 20, 2008 Record Date and on information provided by each of the Participants to the Solicitors.

(2)

Includes 7,875 shares in Mr. Salmanson’s IRA, 15,050 shares beneficially owned by Mr. Salmanson’s wife for which Mr. Salmanson has voting authority pursuant to a power of attorney, 2,944 shares beneficially owned by Mr. Salmanson’s brother, as to which Mr. Salmanson has voting authority pursuant to a power of attorney, 17,060 shares jointly owned by Mr. Salmanson’s brother and sister-in-law, as to which Mr. Salmanson has voting authority pursuant to a power of attorney, 33,089 shares owned by Mr. Salmanson’s mother, as to which Mr. Salmanson has voting authority pursuant to a power of attorney, 31,130 shares owned by a trust, as to which Mr. Salmanson and his mother are co-trustees, and as to which Mr. Salmanson has voting authority pursuant to a power of attorney.

(3)

Includes 239,597 shares owned directly by Mr. Morales, 13,637 shares beneficially owned by Mr. Morales’ sister and brother-in-law, as to which Mr. Morales has voting authority pursuant to a power of attorney, 56,555 shares beneficially owned by Mr. Morales’ sister, as to which Mr. Morales has voting authority pursuant to a power of attorney, and 8,662 shares beneficially owned by a foundation, as to which Mr. Morales is trustee and as to which Mr. Morales has voting authority pursuant to a power of attorney.

(4)

Includes 15,000 shares owned directly by Mr. Kratz and 257,500 shares owned by One Investments, an investment company wholly-owned by Mr. Kratz. In addition, Mr. Kratz and One Investments, along with Perry B. Hansen may be deemed to be a group with respect to the securities of the Company within the meaning of Rule 13d-5 under the Exchange Act. Mr. Kratz and One Investments disclaim beneficial ownership of Mr. Hansen’s shares in the Company. Mr. Hansen owns 257,500 shares directly, constituting approximately 2.5% of the Company’s outstanding Common Stock.

(5)

Includes 27,000 shares in Mr. Strong’s IRA, 1,400 shares owned directly by Mr. Strong, 4,686 shares owned by Mrs. Strong for which Mr. Strong has voting authority pursuant to a power of attorney, and 1,812 shares in Mrs. Strong’s IRA for which Mr. Strong has voting authority pursuant to a power of attorney.

(6)	All 3,485 shares are owned directly by Mr. Ogle.

*	Less than one percent.

IMPORTANT

Please review this proxy statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to our proxy solicitor, Georgeson Inc., in the postage-paid envelope provided.

2.	If you have previously signed and returned a blue proxy card to Vineyard, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Vineyard by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided.

3.	If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

Georgeson Inc.

199 Water Street, 26th floor

New York, NY 10038

Shareholders call toll-free: 1-866-391-7001

Banks and Brokerage Firms call collect: 1-212-440-9800

IMPORTANT:

TO BE SIGNED AND DATED ON THE REVERSE SIDE.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

VINEYARD NATIONAL BANCORP

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS BEING SOLICITED BY JON SALMANSON AND NORMAN MORALES

P R O X Y	The undersigned appoints Jon Salmanson and Norman Morales, or either of them, as proxies with full power of substitution to vote and act with respect to all shares of Vineyard National Bancorp (the “Company”) held of record as of June 20, 2008 by the undersigned at the 2008 Annual Meeting of Shareholders, or any adjournment or postponement thereof, including all powers the undersigned would possess if personally present, upon the matters set forth in the Proxy Statement of Messrs. Salmanson and Morales, and upon such other matters as may properly come before the meeting.

THIS WHITE PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE ON RETURNED PROXY CARDS, THIS PROXY CARD WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE AND FOR PROPOSAL 2. ABSENT SPECIFIC INSTRUCTIONS WITH RESPECT TO CUMULATIVE VOTING, THE PERSONS NAMED AS PROXIES HEREIN WILL HAVE FULL DISCRETIONARY AUTHORITY TO VOTE THE SHARES REPRESENTED BY A PROPERLY EXECUTED AND RETURNED PROXY CARD CUMULATIVELY AMONG ALL OR LESS THAN ALL OF THE NOMINEES LISTED ON THE REVERSE AND TO ALLOCATE SUCH VOTES AMONG ALL OR LESS THAN ALL OF SUCH NOMINEES (OTHER THAN NOMINEES FOR WHOM AUTHORITY TO VOTE HAS BEEN WITHHELD) IN THE PROXIES’ DISCRETION.

Please complete, sign and date the reverse side of this proxy card and return it in the enclosed envelope.

YOUR VOTE IS VERY IMPORTANT TO US.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

SEE REVERSE SIDE	SEE REVERSE SIDE

VINEYARD NATIONAL BANCORP OFFERS SHAREHOLDERS OF

RECORD THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This. method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-219-9662. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the pre-recorded instructions. Available until 11:59 p.m. Eastern Time on August 4, 2008.	Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available until 11:59 p.m. Eastern Time on August 4, 2008.	Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. Even if you plan to deliver your proxy by telephone or the Internet, please mail your Proxy Card.

COMPANY NUMBER	CONTROL NUMBER

▼  TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE  ▼

☒	Please mark votes as in this example.

Messrs. Salmanson and Morales recommend that you vote “FOR” the election of the Participants’ Nominees listed in Proposal 1 below and “FOR” the ratification of the appointment of KPMG LLP as the Company’s auditors for 2008 in Proposal 2 below.

Proposal 1: To elect the Participants’ Nominees, Thomas Koss II, Douglas Kratz, Cynthia Harriss, Norman Morales, Harice “Dev” Ogle, Lester Strong and Glen Terry. If elected, such nominees will constitute all of Vineyard National Bancorp board of directors.	FOR ALL	WITHHOLD FROM ALL	FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining nominee(s).	☐	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal 2: Proposal of the Company’s board of directors to ratify the appointment of KPMG LLP as the Company’s independent auditor for the year ending December 31, 2008.	☐	☐	☐

Other Matters: To vote in their discretion on all other matters as may properly come before the annual meeting.

Date ______________________________________, 2008

_______________________________________________
Signature

_______________________________________________
Signature (if held jointly)

_______________________________________________
Title(s) if any:

Please sign exactly as your name(s) appear(s) hereon. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Executors, administrators, trustees, partners and authorized officers of corporations should indicate their positions when signing.

Your signature on this proxy is acknowledgment of the receipt of our proxy statement dated July 7, 2008. Your signature revokes all proxies previously given by you to vote at the 2008 Annual Meeting.

THIS PROXY IS BEING SOLICITED BY JON SALMANSON AND NORMAN MORALES AND NOT ON BEHALF OF THE COMPANY.